EXHIBIT 11

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE



                                                          Three Months            Three Months
                                                             Ended                    Ended
                                                       September 30, 2000      September 30, 1999
Net Income                                               $     265,885                 105,951
                                                         =============             ===========

Weighted average shares outstanding
  for basic EPS computation                                    959,295               1,127,346

Reduction for common shares not yet
  released by Employee Stock Ownership Plan                    (74,193)                (87,682)
                                                         -------------             -----------

Total weighted average common shares
   outstanding for basic computation                           885,102               1,039,664
                                                         =============             ===========

Basic earnings per share                                         $0.30                   $0.10
                                                         =============             ===========

Total weighted average common shares
  outstanding for basic computation                            885,102               1,039,664

Common stock equivalents due to
  dilutive effect of stock options                               1,208                   8,195
                                                         -------------             -----------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                                  886,310               1,047,859
                                                         =============             ===========

Diluted earnings per share                                       $0.30                   $0.10
                                                         =============             ===========


                                                            Nine Months             Nine Months
                                                               Ended                   Ended
                                                        September 30, 2000       September 30, 1999

Net Income                                               $     584,518                 507,021
                                                          =============             ==========

Weighted average shares outstanding
  for basic EPS computation                                    974,189               1,212,085

Reduction for common shares not yet
  released by Employee Stock Ownership Plan                    (80,937)                (94,426)
                                                          -------------             ----------

Total weighted average common shares
   outstanding for basic computation                           893,252               1,117,659
                                                          =============             ==========

Basic earnings per share                                         $0.65                   $0.45
                                                          =============             ==========

Total weighted average common shares
  outstanding for basic computation                            893,252               1,117,659

Common stock equivalents due to
  dilutive effect of stock options                               5,690                   2,432
                                                          -------------             ----------

Total weighted average common shares and
  equivalents outstanding for diluted
  computation                                                  898,942               1,120,091
                                                          ============           =============

Diluted earnings per share                                       $0.65                   $0.45
                                                         =============           =============

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